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                                                                  Exhibit 3.7


                          CERTIFICATE OF INCORPORATION

                                       OF

                              MPT ACQUISITION CORP.

            FIRST: The name of the corporation is: MPT Acquisition Corp.

            SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is three thousand (3,000), and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to Three Hundred Dollars ($300.00) of capital stock.

            FIFTH: The name and mailing address of the sole incorporator is as follows:


            NAME                       MAILING ADDRESS
            ----                       ---------------
            Pamela A. Stiglitz         c/o Bingham, Dana & Gould
                                       150 Federal Street
                                       Boston, Massachusetts  02110


            SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

            (a)   The election of directors need not be by written ballot.

            (b)   The Board of Directors shall have the power and authority:

            (1) to adopt, amend or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

            (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

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            (3)   subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

            SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damage, for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefits. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

            THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 28th day of March, 1994.


                                    /s/ Pamela A. Stiglitz
                                    ----------------------
                                    Pamela A. Stiglitz